Exhibit 99.1

Bentley Systems Announces Fourth Quarter and Full Year 2025 Results and 2026 Financial Outlook
Declares Quarterly Dividend
EXTON, PA – February 26, 2026 – Bentley Systems, Incorporated (Nasdaq: BSY), the infrastructure engineering software company, today announced results for the quarter ended December 31, 2025 and its financial outlook for 2026.

Fourth Quarter 2025 Results

•Total revenues were $391.6 million, up 11.9% or 9.7% on a constant currency basis, year-over-year;
•Subscriptions revenues were $356.6 million, up 13.0% or 10.8% on a constant currency basis, year-over-year;
•Annualized Recurring Revenues (“ARR”) were $1,462.1 million as of December 31, 2025, compared to $1,283.3 million as of December 31, 2024; Constant currency ARR growth rate was 11.5%;
•Last twelve-month recurring revenues dollar-based net retention rate was 109%, compared to 110% for the same period last year;
•Operating income margin was 20.0%, compared to 17.6% for the same period last year;
•Adjusted operating income less stock-based compensation expense (“AOI less SBC”) margin was 24.1%, compared to 21.5% for the same period last year;
•Net income per diluted share was $0.18, compared to $0.16 for the same period last year;
•Adjusted net income per diluted share (“Adjusted EPS”) was $0.27, compared to $0.21 for the same period last year;
•Cash flows from operating activities were $141.6 million, compared to $81.6 million for the same period last year; and
•Free cash flow was $136.2 million, compared to $76.1 million for the same period last year.

Full Year 2025 Results

•Total revenues were $1,501.8 million, up 11.0% or 10.1% on a constant currency basis over 2024;
•Subscriptions revenues were $1,376.7 million, up 12.5% or 11.7% on a constant currency basis over 2024;
•Operating income margin was 24.1%, compared to 22.3% for 2024;
•AOI less SBC margin was 28.6%, compared to 27.5% for 2024;
•Net income per diluted share was $0.85, compared to $0.72 for 2024;
•Adjusted EPS was $1.21, compared to $1.07 for 2024;
•Cash flows from operating activities were $538.5 million, compared to $435.3 million for 2024; and
•Free cash flow was $520.2 million, compared to $421.2 million for 2024.

Executive Chair Greg Bentley said, “BSY’s stalwart operating results and strategic acquisitions in 2025 set the stage for what I expect to be—increasingly accelerated by AI!—even better days and decades ahead, for colleagues, user organizations, and shareholders. Throughout crosscurrents of evolution within infrastructure engineering our consumption-based business model proves consistently reliable in aggregate. AI-agentic automation can greatly increase the value generated by our modeling and simulation functionality—and ultimately captured through A(P)I consumption—in optimizing infrastructure designs.

“A tremendous incremental opportunity for us has already been opened by AI, for continuous optimization of infrastructure operations and maintenance. Now, it is gratifying to report the long-anticipated critical mass being achieved through our Asset Analytics platform with the acquisitions of Pointivo and of Talon. This positions us for asset consumption leadership, proceeding from roadways and communications towers to the integrated grid for energy transmission and distribution. Here’s to 2026!”

CEO Nicholas Cumins said, “We delivered a strong finish to the year, giving us great momentum for our 2026 outlook, and I want to thank our colleagues for their outstanding dedication and our users for their continued partnership. The standout growth of our Seequent business continues to successfully expand our addressable market into critical resources. In parallel, we are building momentum in AI, from the growing commercial traction of Bentley Asset Analytics in operations, to our strategic push in the foundational area of AI in design—where we see enormous potential and are building the market to secure long-term leadership.”

CFO Werner Andre said, “Our 2025 results reflect a year of disciplined execution where we delivered on our commitments across the board. Our constant-currency growth of 11.5% in ARR, with less than half of a percent onboarded with acquisitions, was of notably high quality. Adjusted Operating Income less Stock-Based Compensation expense margin of 28.6% achieved our year-over-year margin improvement target of 100 basis-points (in constant currency), and free cash flow of $520 million significantly exceeded our raised outlook by virtue of strong collections and effective working capital management.

“We enter 2026 from a position of financial strength, having reduced our net debt leverage to a healthy 2.1 times, a four-year low, while the retirement of our 2026 convertible notes in January reduced our fully-diluted share count by approximately 3%. Our current leverage range and cash generation affords capacity to fund dividends, ongoing share repurchases, and up to $400 million in programmatic acquisitions annually. We are confident in our consistent outlook for 2026, starting with ARR growth range, again, of 10.5% to 12.5%.”

Recent Developments

•On January 5, 2026, we announced the acquisitions of Talon Aerolytics and the technology and technical expertise of Pointivo. These acquisitions, which closed in December, significantly strengthen our Asset Analytics portfolio, which applies digital twins and AI to help owner-operators improve asset performance and resilience across infrastructure sectors; and
•On January 15, 2026, we announced we repaid at maturity the $678 million principal balance and accrued interest on our 0.125% Convertible Senior Notes due 2026. The repayment was funded by cash on hand and $610 million drawn from our previously unused revolving credit facilities. $575 million of 0.375% Convertible Senior Notes due mid-2027 remain outstanding.
2026 Financial Outlook

The Company is sharing the following financial outlook for the full year 2026:
•Total revenues in the range of $1,685 million to $1,715 million, or growth rate of 11% to 13% in constant currency;
•Subscriptions revenues growth rate of 11% to 13% in constant currency;
•Perpetual licenses revenues growth rate approximately flat in constant currency;
•Services revenues growth rate of 15% to 20% in constant currency;
•Constant currency ARR growth rate (business performance, including programmatic acquisitions) of 10.5% to 12.5%;
•Adjusted operating income less operating stock-based compensation expense (“AOI less Operating SBC”) of $495 million to $510 million (representing annual margin improvement of approximately 100 bps in constant currency);
•Effective tax rate of approximately 21%; and
•Free cash flows in the range of $500 million to $570 million.

The 2026 outlook information provided above includes non-GAAP financial measures management uses in measuring performance and liquidity. The Company is unable to reconcile these forward-looking non-GAAP measures to GAAP without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of certain items and unanticipated events, including stock‑based compensation charges, amortization of acquired intangible assets, realignment expenses, and other items, which would be included in GAAP results. The impact of such items and unanticipated events could be potentially significant.

The 2026 outlook is forward-looking, subject to significant business, economic, regulatory, and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and based upon assumptions with respect to future decisions, which are subject to change. Actual results may vary and those variations may be material. As such, our results may not fall within the ranges contained in this outlook. The Company uses these forward-looking measures to evaluate its ongoing operations and for internal planning and forecasting purposes.

First Quarter 2026 Dividend Declaration

On February 23, 2026, the Company’s Board of Directors declared a $0.07 per share dividend for the first quarter of 2026. The cash dividend is payable on March 19, 2026 to all stockholders of record of Class A and Class B common stock as of the close of business on March 10, 2026.

Call Details

Bentley Systems will host a live Zoom video webinar on February 26, 2026 at 8:15 a.m. EST to discuss results for its fourth quarter ended December 31, 2025.

Those wishing to participate should access the live Zoom video webinar of the event through a direct registration link at https://bentley-com.zoom.us/webinar/register/WN_IDE1r6AxQBK6Ltjwe2tpJg#/registration. Alternatively, the event can be accessed from the Events & Presentations page on Bentley Systems’ Investor Relations website at https://investors.bentley.com. In addition, a replay and transcript will be available after the conclusion of the live event on Bentley Systems’ Investor Relations website for one year.

Non-GAAP Financial Measures

In this press release, we sometimes refer to financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these measures are considered non‑GAAP financial measures under the United States Securities and Exchange Commission (“SEC”) regulations. Those rules require the supplemental explanations and reconciliations that are in Bentley Systems’ Form 8‑K (Quarterly Earnings Release) furnished to the SEC.

In future periods, we will discuss AOI less Operating SBC rather than AOI less SBC as our primary performance measure, as management believes AOI less Operating SBC better captures the Company’s core business operating results. AOI less Operating SBC excludes certain expenses and charges, including cash- and equity-settled retention incentives provided to key employees of acquired companies, which we believe may not be indicative of the Company’s core business operating results. For comparability, we have provided reconciliations of our non‑GAAP primary performance measure under both the current and future period definitions for all periods presented.

Forward-Looking Statements

This press release includes forward-looking statements regarding the future results of operations and financial condition, business strategy, and plans and objectives for future operations of Bentley Systems, Incorporated (the “Company,” “we,” “us,” and words of similar import). All such statements contained in this press release, other than statements of historical facts, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations, projections, and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, and there are a significant number of factors that could cause actual results to differ materially from statements made in this press release including: adverse changes in global economic and/or political conditions; the impact of tariffs and related policies on our business and the businesses of the industries we serve; the impact of current and future sanctions, embargoes and other similar laws at the state and/or federal level that impose restrictions on our counterparties or upon our ability to operate our business within the subject jurisdictions; political, economic, regulatory and public health and safety risks and uncertainties in the countries and regions in which we operate; failure to retain personnel necessary for the operation of our business or those that we acquire; failure to effectively manage succession; changes in the industries in which our accounts operate; the competitive environment in which we operate; the quality of our products; our ability to develop and market new products to address our accounts’ rapidly changing technological needs; changes in capital markets and our ability to access financing on terms satisfactory to us or at all; the impact of changing or uncertain interest rates on us and on the industries we serve; our ability to integrate acquired businesses successfully; and our ability to identify and consummate future investments and/or acquisitions on terms satisfactory to us or at all.

Further information on potential factors that could affect the financial results of the Company are included in the Company’s Form 10‑K and subsequent Form 10‑Qs, which are on file with the SEC. The Company disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Bentley Systems

Around the world, infrastructure professionals rely on software from Bentley Systems to help them design, build, and operate better and more resilient infrastructure for transportation, water, energy, cities, and more. Founded in 1984 by engineers for engineers, Bentley is the partner of choice for engineering firms and owner-operators worldwide, with software that spans engineering disciplines, industry sectors, and all phases of the infrastructure lifecycle. Through our digital twin solutions, we help infrastructure professionals unlock the value of their data to transform project delivery and asset performance.

© 2026 Bentley Systems, Incorporated. Bentley, the Bentley logo, Pointivo, Seequent, and Talon are either registered or unregistered trademarks or service marks of Bentley Systems, Incorporated or one of its direct or indirect wholly owned subsidiaries. All other brands and product names are trademarks of their respective owners.

For more information, contact:
Investors: Eric Boyer, IR@bentley.com

BENTLEY SYSTEMS, INCORPORATED
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$123,278	$64,009
Accounts receivable	350,299	322,862
Allowance for doubtful accounts	(7,609)	(8,395)
Prepaid income taxes	19,805	13,066
Prepaid and other current assets	53,260	50,531
Total current assets	539,033	442,073
Property and equipment, net	36,031	33,798
Operating lease right-of-use assets	31,141	32,303
Intangible assets, net	193,018	213,959
Goodwill	2,482,154	2,367,179
Investments	27,920	25,764
Deferred income taxes	170,368	198,286
Other assets	75,502	86,445
Total assets	$3,555,167	$3,399,807
Liabilities and Equity
Current liabilities:
Accounts payable	$26,952	$16,479
Accruals and other current liabilities	173,255	169,522
Cloud Services Subscription deposits	463,312	366,895
Deferred revenues	278,244	245,729
Operating lease liabilities	13,669	11,656
Income taxes payable	4,778	4,053
Current portion of long-term debt	—	—
Total current liabilities	960,210	814,334
Long-term debt	1,248,912	1,388,088
Deferred compensation plan liabilities	106,831	96,684
Long-term operating lease liabilities	22,150	26,894
Deferred revenues	18,410	16,641
Deferred income taxes	4,368	8,612
Income taxes payable	—	3,615
Other liabilities	4,794	3,819
Total liabilities	2,365,675	2,358,687
Equity:
Common stock	3,024	3,020
Additional paid-in capital	1,301,205	1,217,986
Accumulated other comprehensive loss	(74,558)	(104,078)
Accumulated deficit	(40,258)	(75,941)
Total Bentley Systems stockholders’ equity	1,189,413	1,040,987
Noncontrolling interest	79	133
Total equity	1,189,492	1,041,120
Total liabilities and equity	$3,555,167	$3,399,807

BENTLEY SYSTEMS, INCORPORATED
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenues:
Subscriptions	$356,633	$315,590	$1,376,696	$1,223,362
Perpetual licenses	14,282	14,312	46,180	45,961
Subscriptions and licenses	370,915	329,902	1,422,876	1,269,323
Services	20,667	19,920	78,903	83,772
Total revenues	391,582	349,822	1,501,779	1,353,095
Cost of revenues:
Cost of subscriptions and licenses	53,325	46,470	201,405	173,340
Cost of services	17,575	21,442	76,125	84,427
Total cost of revenues	70,900	67,912	277,530	257,767
Gross profit	320,682	281,910	1,224,249	1,095,328
Operating expense (income):
Research and development	80,990	77,099	307,576	281,247
Selling and marketing	84,504	78,722	289,543	255,177
General and administrative	66,429	57,679	217,332	210,374
Deferred compensation plan	2,038	(1,283)	14,409	12,382
Amortization of purchased intangibles	8,211	8,281	32,768	33,998
Total operating expenses	242,172	220,498	861,628	793,178
Income from operations	78,510	61,412	362,621	302,150
Interest expense, net	(2,381)	(5,755)	(12,435)	(22,044)
Other (expense) income, net	(243)	8,619	547	12,949
Income before income taxes	75,886	64,276	350,733	293,055
Provision for income taxes	(17,357)	(14,627)	(72,977)	(58,726)
Equity in net income of investees, net of tax	138	90	38	104
Net income	58,667	49,739	277,794	234,433
Less: Net income (loss) attributable to noncontrolling interest	29	(354)	(67)	(354)
Net income attributable to Bentley Systems	$58,638	$50,093	$277,861	$234,787

Net income per share attributable to Bentley Systems stockholders:
Basic	$0.19	$0.16	$0.88	$0.75
Diluted	$0.18	$0.16	$0.85	$0.72
Weighted average shares:
Basic	314,203,618	315,035,554	314,690,707	314,886,615
Diluted	332,633,891	333,874,529	333,089,213	333,774,167

BENTLEY SYSTEMS, INCORPORATED
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended
	December 31,
	2025	2024
Cash flows from operating activities:
Net income	$277,794	$234,433
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and impairment	65,880	64,608
Deferred income taxes	24,333	12,571
Stock-based compensation expense	72,576	74,417
Deferred compensation plan	14,409	12,382
Amortization of deferred debt issuance costs	7,575	7,338
Change in fair value of derivative	10,238	(10)
Foreign currency remeasurement loss (gain)	664	(785)
Other	5,674	7,794
Changes in assets and liabilities, net of effect from acquisitions:
Accounts receivable	(18,584)	(32,064)
Prepaid and other assets	10,543	(6,006)
Accounts payable, accruals, and other liabilities	(18,440)	(16,642)
Cloud Services Subscription deposits	77,190	91,595
Deferred revenues	19,006	(1,789)
Income taxes payable, net of prepaid income taxes	(10,394)	(12,550)
Net cash provided by operating activities	538,464	435,292
Cash flows from investing activities:
Purchases of property and equipment and investment in capitalized software	(18,255)	(14,046)
Acquisitions, net of cash acquired	(93,252)	(130,407)
Purchases of investments	(981)	(1,435)
Other	179	2,621
Net cash used in investing activities	(112,309)	(143,267)
Cash flows from financing activities:
Proceeds from credit facilities	289,567	517,643
Payments of credit facilities	(424,882)	(474,356)
Repayments of term loan	—	(190,000)
Repurchase of convertible senior notes	(9,797)	—
Payments of debt issuance costs	—	(6,184)
Payments of contingent and non-contingent consideration	(310)	(3,022)
Payments of dividends	(84,963)	(72,115)
Proceeds from stock purchases under employee stock purchase plan	11,534	11,228
Proceeds from exercise of stock options	—	4,007
Payments for shares acquired including shares withheld for taxes	(32,187)	(12,504)
Repurchases of Class B common stock under approved program	(125,057)	(64,359)
Other	(203)	(188)
Net cash used in financing activities	(376,298)	(289,850)
Effect of exchange rate changes on cash and cash equivalents	9,412	(6,578)
Increase (decrease) in cash and cash equivalents	59,269	(4,403)
Cash and cash equivalents, beginning of year	64,009	68,412
Cash and cash equivalents, end of year	$123,278	$64,009

BENTLEY SYSTEMS, INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share and per share data)
(unaudited)

Current Periods Definition: Reconciliation of operating income to AOI less SBC and to Adjusted operating income:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Operating income	$78,510	$61,412	$362,621	$302,150
Amortization of purchased intangibles	11,470	11,520	45,658	46,679
Deferred compensation plan	2,038	(1,283)	14,409	12,382
Acquisition expenses (cash-settled)	2,430	3,440	7,229	10,222
Realignment (income) expenses	—	(29)	—	789
AOI less SBC	94,448	75,060	429,917	372,222
Stock-based compensation expense	17,452	16,417	71,949	73,505
Adjusted operating income	$111,900	$91,477	$501,866	$445,727

Future Periods Definition: Reconciliation of operating income to AOI less Operating SBC and to Adjusted operating income:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Operating income	$78,510	$61,412	$362,621	$302,150
Amortization of purchased intangibles	11,470	11,520	45,658	46,679
Deferred compensation plan	2,038	(1,283)	14,409	12,382
Acquisition expenses (cash- and equity-settled)	3,771	5,604	13,767	16,752
Realignment (income) expenses	—	(29)	—	789
AOI less Operating SBC	95,789	77,224	436,455	378,752
Operating stock-based compensation expense	16,111	14,253	65,411	66,975
Adjusted operating income	$111,900	$91,477	$501,866	$445,727

Reconciliation of net income attributable to Bentley Systems to Adjusted net income:

	Three Months Ended				Year Ended
	December 31,				December 31,
	2025		2024		2025		2024
	$	EPS(1)	$	EPS(1)	$	EPS(1)	$	EPS(1)
Net income attributable to Bentley Systems	$58,638	$0.18	$50,093	$0.16	$277,861	$0.85	$234,787	$0.72
Non-GAAP adjustments, prior to income taxes:
Amortization of purchased intangibles	11,470	0.03	11,520	0.03	45,658	0.14	46,679	0.14
Stock-based compensation expense	17,452	0.05	16,417	0.05	71,949	0.22	73,505	0.22
Deferred compensation plan	2,038	0.01	(1,283)	—	14,409	0.04	12,382	0.04
Acquisition expenses (cash-settled)	2,430	0.01	3,440	0.01	7,229	0.02	10,222	0.03
Realignment (income) expenses	—	—	(29)	—	—	—	789	—
Other expense (income), net	243	—	(8,619)	(0.03)	(547)	—	(12,949)	(0.04)
Total non-GAAP adjustments, prior to income taxes	33,633	0.10	21,446	0.06	138,698	0.42	130,628	0.39
Income tax effect of non-GAAP adjustments	(4,620)	(0.01)	(2,775)	(0.01)	(20,795)	(0.06)	(14,375)	(0.04)
Equity in net income of investees, net of tax	(138)	—	(90)	—	(38)	—	(104)	—
Adjusted net income(2)	$87,513	$0.27	$68,674	$0.21	$395,726	$1.21	$350,936	$1.07

Adjusted diluted weighted average shares	332,633,891		333,874,529		333,089,213		333,774,167

(1)Adjusted EPS was computed independently for each reconciling item presented; therefore, the sum of Adjusted EPS for each line item may not equal total Adjusted EPS due to rounding.
(2)Adjusted EPS numerator includes $1,715 and $1,717 for the three months ended December 31, 2025 and 2024, respectively, and $6,720 and $6,880 for the years ended December 31, 2025 and 2024, respectively, related to interest expense, net of tax, attributable to the convertible senior notes using the if‑converted method.

Reconciliation of cash flows from operating activities to free cash flow:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Cash flows from operating activities	$141,588	$81,632	$538,464	$435,292
Purchases of property and equipment and investment in capitalized software	(5,419)	(5,547)	(18,255)	(14,046)
Free cash flow	$136,169	$76,085	$520,209	$421,246

Reconciliation of cash flows from operating activities to Adjusted EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Cash flows from operating activities	$141,588	$81,632	$538,464	$435,292
Cash interest	2,002	5,072	7,846	17,202
Cash taxes	25,068	24,503	59,095	57,526
Cash deferred compensation plan distributions	—	—	3,766	2,436
Cash acquisition expenses	1,520	2,951	10,874	8,522
Cash realignment costs	—	162	—	12,768
Changes in operating assets and liabilities	(49,855)	(14,351)	(86,894)	(59,069)
Other(1)	(1,744)	(2,089)	(7,390)	(9,309)
Adjusted EBITDA	$118,579	$97,880	$525,761	$465,368

(1) Includes receipts related to interest rate swap.

Reconciliation of total revenues and subscriptions revenues to total revenues and subscriptions revenues in constant currency:

	Three Months Ended December 31, 2025			Three Months Ended December 31, 2024
	Actual	Impact of Foreign Exchange at 2024 Rates	Constant Currency	Actual	Impact of Foreign Exchange at 2024 Rates	Constant Currency
Total revenues	$391,582	$(8,008)	$383,574	$349,822	$(317)	$349,505
Subscriptions revenues	$356,633	$(7,442)	$349,191	$315,590	$(330)	$315,260

	Year Ended December 31, 2025			Year Ended December 31, 2024
	Actual	Impact of Foreign Exchange at 2024 Rates	Constant Currency	Actual	Impact of Foreign Exchange at 2024 Rates	Constant Currency
Total revenues	$1,501,779	$(12,387)	$1,489,392	$1,353,095	$(797)	$1,352,298
Subscriptions revenues	$1,376,696	$(11,533)	$1,365,163	$1,223,362	$(791)	$1,222,571